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                    1ST SOURCE BANK TRUST INVESTMENT DIVISION
                        INVESTMENT COMPANY CODE OF ETHICS

STATEMENT OF GENERAL PRINCIPLES

It is the policy of the Investment Management Division of 1st Source Bank ("1st Source") that Portfolio Managers, Investment Personnel, and Access Persons(1) should: (1) at all times place the interests of the shareholders first; (2) conduct all personal securities transactions in a manner that is consistent with this Investment Company Code of Ethics and avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that 1st Source personnel should not take inappropriate advantage of their positions.

GOVERNMENT STANDARDS

This Investment Company Code of Ethics shall be governed by Rule 17j-1(a) under the Investment Company Act of 1940 and the Investment Company Institute's Guidelines on Personal Investing.

Portfolio Managers, Investment Personnel, or Access Persons shall not, in the connection with the purchase or sale by such person of a security "held or to be acquired" by the advisor for any client portfolio or for any 1st Source Monogram Fund portfolio (a "Fund") of The Sessions Group (the "Trust"), commit the following:

         1.       Employ any device, scheme or artifice to defraud the Trust;
         2. Make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
         3. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or
         4. Engage in any manipulative practice with respect to the Trust.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by 1st Source, as investment advisor, for purchase by a Fund. A purchase includes the writing of an option to purchase or sell.

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(1)Portfolio Managers have the responsibility and authority to make decisions about fund investments, while Investment Personnel include the analysts and traders who provide the information and advice to the portfolio manager or who help execute the portfolio manager's decisions. An "access person" is each officer, director, or employee of 1st Source who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of a Fund or whose functions relate to making any recommendations with respect to such purchases or sales.
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SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.       Initial Public Offerings

         Portfolio Managers and Investment Personnel are prohibited from acquiring any securities in an initial public offering, with the exception of U.S. government or government guaranteed issues.

2.       Private Placements

         Portfolio Managers and Investment Personnel shall, when purchasing securities in a private placement:

         a. Obtain the prior written approval of the 1st Source Investment Management Division Manager and Trust Compliance Officer.

         b. Disclose the Investment when they are involved in any subsequent decision to invest in the issuer on behalf of a Fund, and refer the decision to purchase securities of the issuer to the 1st Source Investment Management Division Manager.

3        Blackout Periods

         a.       Same Day

                  Portfolio Managers, Investment Personnel, and Access Persons are prohibited from executing a securities transaction on a day when the advisor has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods will be disgorged.

         b.       Seven Day

                  Portfolio Managers are prohibited from buying or selling a security within at least seven (7) calendar days before and after the Fund he or she manages trades in that security. Any profits realized on trades with the proscribed periods will be disgorged.


4.       Ban on Short-Term Trade Trading Profits

         Portfolio Managers and Investment Personnel are discouraged from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on trades within the proscribed period that may pose a potential conflict of interest with the interest of a client will be disgorged.

5.       Gifts

         Portfolio Managers and Investment Personnel are prohibited from receiving any gift or other things of more than $100 value from any person or entity that does business with or on behalf of the advisor.
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6.       Services as Director

         Portfolio Managers and Investment Personnel are prohibited from serving on the board of directors of publicly-traded companies without prior written authorization from 1st Source and the Trust's Board of Directors.

DISCLOSURE AND REPORTING REQUIREMENTS

1.       Preclearance

         Portfolio Managers, Investment Personnel, and Access Persons are required to preclear all transactions in securities in which the person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership (Personal Securities) with the 1st Source Trust Compliance Officer. (2) Reportable transactions do not include (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) banker acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) shares of registered open-end investment companies, including shares of the Trust; and (6) shares of 1st Source Corporation.

2.       Records of Securities Transactions

         Portfolio Managers, Investment Personnel, and Access Persons are required to direct their brokers to provide the 1st Source Trust Compliance Officer, on a timely basis, duplicate copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts. Reportable transactions do not include: (1) securities issued are guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) shares of registered open-end investments companies, including shares of the Trust; and (6) shares of 1st Source Corporation.

3.       Disclosure of Personal Holdings

         Portfolio Managers and Investment Personnel are required to disclose all Personal Securities holdings upon commencement of employment and thereafter on an annual basis. Reportable transactions do not include:
         (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) shares of registered open-end investment companies, including shares of the Trust; and (6) shares of 1st Source Corporation.

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(2)"Beneficial ownership" of a security is determined in the same manner as it would be for the purpose of Section 16 of the Securities and Exchange Act of 1934, except that such determination should apply to all securities. Generally, a person should consider himself beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contact, understanding, relationship agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.
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4.       Certification of Compliance with Investment Company Code of Ethics

         Portfolio Managers and Investment Personnel, and Access Persons are required to certify annually that they have read and understand this Investment Company Code of Ethics. They must further certify that they have complied with the requirements of this Investment Company Code of Ethics and that they have disclosed or reported all Personal Securities transactions required to be disclosed or reported.

COMPLIANCE PROCEDURES

In order to provide 1st Source with information to enable it to determine with reasonable assurance whether the provisions of this Investment Company Code of Ethics are being observed by Portfolio Managers, Investment Personnel, and Access Persons:

1. The 1st Source Trust Compliance Officer shall notify each Portfolio Manager, Investments Personnel, and Access Person of the reporting requirements of this Investment Company Code of Ethics and shall deliver a copy of the Code to each person.

2. Each Portfolio Manager, Investment Personnel, and Access Person shall submit to the 1st Source Trust Compliance Officer, on an annual basis, an Annual Certification of Compliance with this Investment Company Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with the Trust Compliance Officer within ten (10) days after calendar year end.

3. Each Portfolio Manager and Investment Personnel shall submit to the 1st Source Trust Compliance Officer, upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in Exhibit B, Personal Securities Holdings. The annual report shall be filed with the Trust Compliance Officer within (10) calendar days after year end.

4. Each Portfolio Manager, Investment Personnel, and Access Person shall submit to the 1st Source Trust Compliance Officer, on a quarterly basis, reports in the form prescribed in Exhibit C, Personal Securities Transactions. The quarterly report shall be filed with the Trust Compliance Officer within (10) calendar days after quarter end.

5. Decisions regarding the preclearance of all securities transactions for Portfolio Manager, Investment Personnel, and Access Persons shall be documented in writing by the 1st Source Trust Compliance Officer. Portfolio Managers, Investment Personnel, and Access Persons shall make arrangements with their broker to provide the Trust Compliance Officer with copies of confirmation of all Personal Securities transactions and copies of periodic quarterly statements for all securities accounts.

6. The 1st Source Trust Compliance Officer shall report to the Officers Trust Committee of 1st Source:

         a. at the next meeting following the receipt of the annual report of holdings or quarterly reports of securities transactions, the results of the review.

         b.       any apparent violation of the reporting requirements.
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7.       The Directors Trust Committee of 1st Source shall consider reports made to it by the Officers Trust Committee and shall determine whether the policies established in this Investment Company Code of Ethics have been violated, and what sanctions, if any, should be imposed. The Directors Trust Committee shall review the operations of this policy at least annually or as dictated by changes in applicable securities regulation.

8. This Investment Company Code of Ethics, a copy or each Personal Securities Holding Report and Personal Securities Transactions Report by parties covered in the Code, any written report prepared by the 1st Source Trust Compliance Officer, and lists of all persons required to make reports shall be preserved by 1st Source for the period required by Rule 17j-1 under the Investment Company Act of 1940.
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                                                                      Exhibit A

                       INVESTMENT COMPANY CODE OF ETHICS
                       ANNUAL CERTIFICATION OF COMPLIANCE

Underlined terms have the meaning assigned to them in the 1st Source Bank Trust Investment Division Investment Company Code of Ethics dated ___________________.

As Portfolio Manager, Investment Personnel, or Access Person, I certify that I have read and understand the Investment Company Code of Ethics. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities holdings and/or transactions required to be reported by the Code.

Signature_____________________________          Date__________________________

Print Name____________________________
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                                                                       Exhibit B

                       INVESTMENT COMPANY CODE OF ETHICS
                      PERSONAL SECURITIES HOLDINGS REPORT

                      For the Calendar Year Ended___/__/__

Underlined terms have the meaning assigned to them in the 1st Source Bank Trust Investment Division Investment Company Code of Ethics dated ___________________.

As a Portfolio Manager or Investment Personnel, I am disclosing the following information regarding my personal securities holdings to comply with the Investment Company Code of Ethics. I further understand that the Investment Company Code of Ethics does not require me to report holdings in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities,(2) bankers acceptances; (3) bank certificates of deposits;
(4) commercial paper; (5) shares of registered open-end investment companies; and (6) shares of 1st Source Corporation.

1. I certify that I have no personal securities holdings that require reporting for the year ended __/__/__.

Signature_____________________________          Date__________________________

Print Name____________________________; or

2. I certify that the following personal securities holdings, which require reporting by me, are accurate and complete for the year ended __/__/__.



                                                                              Broker or Bank
                                 No. Of Shares or                              Utilized To
Security                           Par Amount                                Acquire Holding
--------                         ----------------                            ---------------






Signature_____________________________          Date__________________________

Print Name____________________________

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                                                                       Exhibit C


                        INVESTMENT COMPANY CODE OF ETHICS
                        PERSONAL SECURITIES TRANSACTIONS
                                     REPORT

                   For the Calendar Quarter Ended ___/___/___

Underlined terms have the meaning assigned to them in the 1st Source Bank Trust Investment Division Investment Company Code of Ethics dated ___________________.

As a Portfolio Manager or Investment Personnel or Access Person, I am disclosing the following information regarding my personal securities holdings to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report holdings in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities,
(2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper;
(5) shares of registered open-end investment companies; and (6) shares of 1st Source Corporation,

1. I certify that I have not made any purchases or sales of personal securities holdings that require reporting within the quarter ___/___/___.

         Signature__________________________________ Date ______________________

         Print Name_________________________________

2. 1 certify that the following personal securities transactions, which require reporting by me, are accurate and complete for the quarter ended ___/___/___.



                                         Nature of
                                         transaction        Broker or Bank
            Date of      No. of Shares   (Purchase, Sale,   Utilized to Acquire
Security  Transaction    or Par Amount   Other)             Holding
--------  -----------    -------------   ----------------   -------------------






Signature__________________________________ Date ______________________

Print Name_________________________________